For Immediate Release

BENEFICIENT REPORTS RESULTS FOR SECOND QUARTER FISCAL 2025
Reports Second Quarter of Positive GAAP Net Income
Maintains Cost Efficient Operating Profile
Dallas, TX. – November 14, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled financial services holding company that provides liquidity and related trust and custody services to holders of alternative assets, today reported its financial results for the fiscal 2025 second quarter, which ended September 30, 2024.
Commenting on the fiscal 2025 second quarter results, Beneficient management said: “We are pleased to report our second consecutive profitable quarter as a public company, which we believe positions Ben as a leading solution for liquidity and primary capital in large and growing private investment markets. With our Board of Directors having authorized up to $5 billion of fiduciary financings to Customer ExAlt Trusts through ExchangeTrust transactions, our platform is designed for substantial growth as new opportunities are identified and negotiated. We believe that our comprehensive model will enable stockholders to benefit from the range of trust, custody and other services we provide as well as the underlying performance of the private equity assets held in trust.

“Additionally, we are pleased to have strengthened our balance sheet through a previously announced transaction whereby our subsidiary Beneficient Company Holdings, L.P. redesignated approximately $125.5 million of its preferred equity as non-redeemable. As a result of the transaction, which was approved by the Company’s founders holding the majority of the preferred equity, Beneficient reclassified approximately $125.5 million of temporary equity to permanent equity as of September 30, 2024.”
Second Quarter Fiscal 2025 and Recent Highlights (for the quarter ended September 30, 2024 or as noted):
•Reported investments with a fair value of $335.0 million, increased from $329.1 million at the end of our prior fiscal year, served as collateral for Ben Liquidity's net loan portfolio of $260.7 million and $256.2 million, respectively.
•Revenues increased to $8.6 million in the second quarter of fiscal 2025 as compared to $(42.8) million in the same quarter of fiscal 2024. On a year-to-date basis, revenues for fiscal 2025 were $18.6 million as compared to $(45.5) million for fiscal 2024.
•Operating expenses declined to $22.3 million in the second quarter of fiscal 2025, which included a non-cash goodwill impairment of $0.3 million, as compared to $339.0 million in the second quarter of fiscal 2024, which included a non-cash goodwill impairment of $306.7 million. On a year-to-date basis, operating expenses for fiscal 2025 were $(12.0) million, which included the release of a loss contingency accrual of $55.0 million and non-cash goodwill impairment of $3.7 million, as compared to $1.5 billion in fiscal 2024, which included non-cash goodwill impairment of $1.4 billion.
•Excluding the non-cash goodwill impairment in each period, operating expenses declined 31.9% to $22.0 million in the second quarter of fiscal 2025 as compared to $32.3 million in the same period of fiscal 2024. On a year-to-date basis, excluding the non-cash goodwill impairment and the loss contingency release in each period, as applicable, operating expenses were $39.3 million for the first half of fiscal 2025 as compared to $89.2 million for the first half of fiscal 2024.
•Improved permanent equity from a deficit of $148.3 million as of June 30, 2024 to a deficit of $13.2 million as of September 30, 2024 through a combination of redesignating approximately $125.5 million of temporary equity to permanent equity and net income allocable to permanent equity classified securities of $5.3 million during the current fiscal period.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben organically develops a balance sheet comprised largely of loans collateralized by a well- diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.
Ben’s balance sheet strategy for ExAlt Loan origination is built on the theory of the portfolio endowment model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.

As of September 30, 2024, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 240 private market funds and approximately 800 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, such as the largest private space exploration company, an innovative software and payment systems provider, a venture capital firm investing in waste-to-energy and clean energy technologies, a technology company providing Net Zero solutions in the production of advanced biofuels, a designer and manufacturer of shaving products, a large online store for women's clothes and other fashionable accessories that has announced intentions to go public, a mobile banking services provider, and others.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of September 30, 2024, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).
As of September 30, 2024. Represents the characteristics of professionally managed funds and investments in the Collateral (defined as follows) portfolio. The Collateral for the ExAlt Loans in the loan portfolio is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances net of any allowance for credit losses, and as of September 30, 2024, the total allowance for credit losses was $315 million, for a total gross loan balance of $576 million and a loan balance net of allowance for credit losses of $261 million.
Business Segments: Second Quarter Fiscal 2025
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.
•Ben Liquidity recognized $12.0 million of interest income for the fiscal second quarter, an increase of 10.4% from the quarter ended June 30, 2024, primarily due to a slightly higher carrying value of loan receivables, which was driven by compounding interest, offset by an increase in the allowance for credit losses.
•Operating income for the fiscal second quarter was $2.9 million, improved from an operating loss of $0.5 million for the quarter ended June 30, 2024.
•Adjusted operating income(1) for the fiscal second quarter was $2.9 million, improved from adjusted operating loss(1) of $0.5 million in the quarter ended June 30, 2024. The increase in adjusted operating income(1) was primarily due to lower credit loss adjustments along with the higher revenues noted above.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.
•NAV of alternative assets and other securities held in custody by Ben Custody during the fiscal second quarter increased to $385.1 million as of September 30, 2024, compared to $381.2 million as of March 31, 2024. The increase was driven by unrealized gains on existing assets, principally related adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period, offset by distributions during the period.
•Revenues applicable to Ben Custody were $5.4 million for the fiscal second quarter, compared to $5.4 million for the quarter ended June 30, 2024. The similar amount of revenues for these periods was a result of stable NAV of alternative assets and other securities held in custody at the beginning of each applicable period, when such fees are calculated.
•Operating income for the fiscal second quarter increased to $4.3 million, from $1.3 million for the quarter ended June 30, 2024. The increase was primarily due to lower non-cash goodwill impairment in the fiscal second quarter of $0.3 million as compared to non-cash goodwill impairment of $3.1 million for the quarter ended June 30, 2024.
•Adjusted operating income(1) for the fiscal second quarter was $4.6 million, compared to adjusted operating income(1) of $4.4 million for the quarter ended June 30, 2024. The increase was primarily due to slightly higher revenues and slightly lower operating expenses.
Business Segments: Through Six Months Ended Fiscal 2025
Ben Liquidity
•Ben Liquidity recognized $22.8 million of interest income for the six months ended September 30, 2024, down 8.8% compared to the prior year period, primarily due to lower loans, net of the allowance for credit losses, resulting from higher levels of non-accrual loans and loan prepayments, partially offset by new loans originated.
•Operating income was $2.4 million for the six months ended September 30, 2024, increased from an operating loss of $1.2 billion in the prior year period. The prior period loss was driven by non-cash goodwill impairment totaling $1.1 billion and credit losses largely related to securities of our former parent company.
•Adjusted operating income(1) was $2.4 million for the six months ended September 30, 2024 compared to adjusted operating loss(1) of $14.3 million in the prior year period with the increase in adjusted operating income(1) primarily related to lower credit loss adjustments recognized in the current period and lower interest expense.
Ben Custody
•Ben Custody revenues were $10.8 million for the six months ended September 30, 2024, down 17.6%, compared to the prior year period, primarily due to lower NAV of alternative assets and other securities held in custody.
•Operating income was $5.6 million for the six months ended September 30, 2024 compared to operating loss of $270.8 million in the prior year period, with the increase in operating income principally related to a significantly larger non-cash goodwill impairment in the prior year period of $281.8 million as compared to $3.4 million in the current year period.
•Adjusted operating income(1) for the six months ended September 30, 2024 was $9.0 million, compared to adjusted operating income(1) of $10.9 million in the prior year period with the decrease in adjusted operating income(1) primarily due to lower revenue related to lower NAV of alternative assets and other securities held in custody and slightly lower operating expenses during the current fiscal year period.
Capital and Liquidity
•As of September 30, 2024, the Company had cash and cash equivalents of $4.5 million and total debt of $124.1 million.
•Distributions received from alternative assets and other securities held in custody totaled $12.5 million for the six months ended September 30, 2024, compared to $26.3 million for the same period of fiscal 2024.
•Total investments (at fair value) of $335.0 million at September 30, 2024 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
Board Update
On September 30, 2024, Patrick J. Donegan was appointed to the Board as an independent director and a member of various committees, including the Audit committee of the Board. Mr. Donegan brings almost thirty years of compliance, legal, banking and capital markets experience to Ben, having held various senior compliance positions, including as Chief Compliance Officer, for bank holding companies and broker dealers and as Assistant General Counsel for a securities company. Over the course of his career, Mr. Donegan has attained eleven FINRA licenses and two certifications from the American Bankers Association, including the Certified Regulatory Compliance Mangers designation, and currently holds a Certified Anti-Money Laundering Specialist certification.

Consolidated Fiscal Second Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal Second Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
GAAP Revenues	$8,561	$10,046	$(42,761)	(14.8)%	$18,607	$(45,504)	NM
Adjusted Revenues(1)	8,734	10,411	(801)	(16.1)%	19,145	22	NM
GAAP Operating Income (Loss)	(13,715)	44,338	(381,764)	NM	30,623	(1,537,734)	NM
Adjusted Operating Loss(1)	(6,611)	(4,725)	(21,170)	(39.9)%	(11,337)	(45,690)	75.2%
Basic Class A EPS	$2.98	$12.11	$(115.95)	(75.4)%	$14.58	$(521.17)	NM
Diluted Class A EPS	$0.03	$0.17	$(115.95)	(82.4)%	$0.18	$(521.17)	NM
Segment Revenues attributable to Ben's Equity Holders(2)	16,626	16,235	18,629	2.4%	32,861	35,756	(8.1)%
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	16,626	16,242	19,066	2.4%	32,868	36,915	(11.0)%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	(9,192)	44,864	(378,172)	NM	35,672	(1,520,276)	NM
Adjusted Segment Operating Loss attributable to Ben's Equity Holders(1)(2)	$(2,261)	$(4,552)	$(11,960)	50.3%	$(6,814)	$(32,989)	79.3%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the six months ended September 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal First Quarter Results ($ in thousands)	Fiscal 2Q25 As of September 30, 2024	Fiscal 4Q24 As of March 31, 2024	Change %
Investments, at Fair Value	$334,987	$329,119	1.8%
All Other Assets	20,787	22,676	(8.3)%
Goodwill and Intangible Assets, Net	13,014	16,706	(22.1)%
Total Assets	$368,788	$368,501	0.1%

Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$11,978	$10,849	$13,022	10.4%	$22,827	$25,028	(8.8)%
Ben Custody	5,386	5,382	6,490	0.1%	10,768	13,065	(17.6)%
Corporate & Other	(738)	4	(883)	NM	(734)	(2,337)	68.6%
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$16,626	$16,235	$18,629	2.4%	$32,861	$35,756	(8.1)%

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$2,905	$(514)	$(272,091)	NM	$2,391	$(1,175,119)	NM
Ben Custody	4,329	1,287	(80,847)	NM	5,616	(270,844)	NM
Corporate & Other	(16,426)	44,091	(25,234)	NM	27,665	(74,313)	NM
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$(9,192)	$44,864	$(378,172)	NM	$35,672	$(1,520,276)	NM
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the six months ended September 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$11,978	$10,849	$13,022	10.4%	$22,827	$25,028	(8.8)%
Ben Custody	5,386	5,382	6,490	0.1%	10,768	13,065	(17.6)%
Corporate & Other	(738)	11	(446)	NM	(727)	(1,178)	38.3%
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$16,626	$16,242	$19,066	2.4%	$32,868	$36,915	(11.0)%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	Change % vs. Prior Quarter	YTD Fiscal 2025	YTD Fiscal 2024	Change % vs. Prior YTD
Ben Liquidity	$2,905	$(509)	$(4,738)	NM	$2,396	$(14,297)	NM
Ben Custody	4,627	4,416	5,625	4.8%	9,043	10,933	(17.3)%
Corporate & Other	(9,793)	(8,459)	(12,847)	(15.8)%	(18,253)	(29,625)	38.4%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$(2,261)	$(4,552)	$(11,960)	50.3%	$(6,814)	$(32,989)	79.3%
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. Ben’s Equity Holders refers to the holders of Beneficient Class A and Class B common stock and Series B-1 Preferred Stock as well as holders of interests in BCH which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the six months ended September 30, 2024, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) to Ben Common Shareholders ($ in thousands)	Fiscal 2Q25 September 30, 2024	Fiscal 1Q25 June 30, 2024	Fiscal 2Q24 September 30, 2023	YTD Fiscal 2025	YTD Fiscal 2024
Ben Liquidity	$2,905	$(514)	$(272,091)	$2,391	$(1,175,119)
Ben Custody	4,329	1,287	(80,847)	5,616	(270,844)
Corporate & Other	(16,426)	44,091	(25,234)	27,665	(74,313)
Plus: Gain on liability resolution	23,462	—	—	23,462	—
Less: Income tax expense (allocable to Ben and BCH equity holders)	—	(28)	—	(28)	—
Plus: Net loss attributable to noncontrolling interests - Ben	3,067	7,187	10,604	10,254	41,290
Less: Noncontrolling interest guaranteed payment	(4,423)	(4,356)	(4,167)	(8,779)	(8,272)
Net income (loss) attributable to Ben's common shareholders	$12,914	$47,667	$(371,735)	$60,581	$(1,487,258)

Earnings Webcast
Beneficient will host a webcast and conference call to review its second quarter financial results on November 15, 2024, at 8:00 am Eastern Standard Time. The webcast will be available via live webcast from the Investor Relations section of the Company’s website at https://shareholders.trustben.com under Events.
Replay
The webcast will be archived on the Company’s website in the investor relations section for replay for at least one year.
About Beneficent
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com

Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, expansion of our Preferred Liquidity Provider Program, the ability of machine automated pricing (MAPS) to facilitate transactions, our ability to identify and negotiate transactions, diversification and size of our loan portfolio and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate GP Primary and other liquidity transactions on terms desirable for the Company, or at all, we may not prevail in ongoing litigation, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands, except per share amounts)	2024	2023	2024	2023
Revenues
Investment income (loss), net	$8,541	$(13)	$19,569	$487
Loss on financial instruments, net (related party of $(173), $(41,960), $(538) and $(45,526), respectively)	(179)	(42,775)	(1,362)	(46,236)
Interest and dividend income	12	114	24	230
Trust services and administration revenues (related party of $8, $8, $15 and $15, respectively)	187	(87)	376	15
Total revenues	8,561	(42,761)	18,607	(45,504)

Operating expenses
Employee compensation and benefits	7,135	15,398	10,985	51,221
Interest expense (related party of $3,135, $2,093, $6,189 and $2,825, respectively)	4,320	5,114	8,608	8,898
Professional services	7,257	6,657	12,801	17,030
Provision for credit losses	476	—	1,000	—
Loss on impairment of goodwill	298	306,684	3,692	1,402,989
Release of loss contingency related to arbitration award	—	—	(54,973)	—
Other expenses (related party of $694, $2,105, $1,388 and $4,221, respectively)	2,790	5,150	5,871	12,092
Total operating expenses	22,276	339,003	(12,016)	1,492,230
Operating income (loss)	(13,715)	(381,764)	30,623	(1,537,734)
(Gain) loss on liability resolution	(23,462)	—	(23,462)	—
Net income (loss) before income taxes	9,747	(381,764)	54,085	(1,537,734)
Income tax expense (benefit)	—	—	28	—
Net income (loss)	9,747	(381,764)	54,057	(1,537,734)
Plus: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	4,523	3,592	5,049	17,458
Plus: Net loss attributable to noncontrolling interests - Ben	3,067	10,604	10,254	41,290
Less: Noncontrolling interest guaranteed payment	(4,423)	(4,167)	(8,779)	(8,272)
Net income (loss) attributable to Beneficient common shareholders	$12,914	$(371,735)	$60,581	$(1,487,258)
Other comprehensive income (loss):
Unrealized gain (loss) on investments in available-for-sale debt securities	26	(105)	5	4,185
Total comprehensive income (loss)	12,940	(371,840)	60,586	(1,483,073)
Less: comprehensive gain (loss) attributable to noncontrolling interests	26	(105)	5	4,185
Total comprehensive income (loss) attributable to Beneficient	$12,914	$(371,735)	$60,581	$(1,487,258)

Net income (loss) per common share
Class A - basic	$2.98	$(115.95)	$14.58	$(521.17)
Class B - basic	$2.69	$(113.50)	$14.80	$(454.08)

Net income (loss) per common share
Class A - diluted	$0.03	$(115.95)	$0.18	$(521.17)
Class B - diluted	$0.03	$(113.50)	$0.18	$(454.08)

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2024	March 31, 2024
(Dollars and shares in thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$4,482	$7,913
Restricted cash	314	64
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of $20 and $552)	334,987	329,113
Investments held by Ben (related party of nil and $6)	—	6
Other assets, net	15,991	14,699
Intangible assets	3,100	3,100
Goodwill	9,914	13,606
Total assets	$368,788	$368,501
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $13,921 and $14,143)	$112,494	$157,157
Other liabilities (related party of $14,306 and $9,740)	19,123	31,727
Warrants liability	784	178
Convertible debt	1,936	—
Debt due to related party, net	122,117	120,505
Total liabilities	256,454	309,567
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	125,526	251,052
Total temporary equity	125,526	251,052
Shareholder’s equity (deficit):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A Preferred stock, 0 and 0 shares issued and outstanding as of September 30, 2024 and March 31, 2024	—	—
Series B Preferred stock, 227 and 227 shares issued and outstanding as of September 30, 2024 and March 31, 2024	—	—
Class A common stock, par value $0.001 per share, 18,750 shares authorized, 4,580 and 3,348 shares issued as of September 30, 2024 and March 31, 2024, respectively, and 4,573 and 3,339 shares outstanding as of September 30, 2024 and March 31, 2024, respectively	5	3
Class B convertible common stock, par value $0.001 per share, 250 shares authorized, 239 and 239 shares issued and outstanding as of September 30, 2024 and March 31, 2024	—	—
Additional paid-in capital	1,836,492	1,848,068
Accumulated deficit	(1,998,633)	(2,059,214)
Stock receivable	—	(20,038)
Treasury stock, at cost (9 shares as of September 30, 2024 and March 31, 2024)	(3,444)	(3,444)
Accumulated other comprehensive income	281	276
Noncontrolling interests	152,107	42,231
Total equity (deficit)	(13,192)	(192,118)
Total liabilities, temporary equity, and equity (deficit)	$368,788	$368,501

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended September 30, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$11,978	$5,386	$9,112	$(738)	$(17,177)	$8,561
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	173	—	—	173
Adjusted revenues	$11,978	$5,386	$9,285	$(738)	$(17,177)	$8,734

Operating income (loss)	$2,905	$4,329	$(31,549)	$(16,426)	$27,026	$(13,715)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	173	—	—	173
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill impairment	—	298	—	—	—	298
Release of loss contingency related to arbitration award	—	—	—	—	—	—
Share-based compensation expense	—	—	—	3,364	—	3,364
Legal and professional fees(1)	—	—	—	3,269	—	3,269
Adjusted operating income (loss)	$2,905	$4,627	$(31,376)	$(9,793)	$27,026	$(6,611)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

(in thousands)	Three Months Ended June 30, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$10,849	$5,382	$9,853	$4	$(16,042)	$10,046
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	358	7	—	365
Adjusted revenues	$10,849	$5,382	$10,211	$11	$(16,042)	$10,411

Operating income (loss)	$(514)	$1,287	$(29,629)	$44,091	$29,103	$44,338
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	358	7	—	365
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	5	—	—	—	(5)	—
Goodwill impairment	—	3,129	—	265	—	3,394
Release of loss contingency related to arbitration award	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	994	—	994
Legal and professional fees (1)	—	—	—	1,157	—	1,157
Adjusted operating income (loss)	$(509)	$4,416	$(29,271)	$(8,459)	$29,098	$(4,725)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

(in thousands)	Three Months Ended September 30, 2023
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$13,022	$6,490	$(41,886)	$(883)	$(19,504)	$(42,761)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	41,523	437	—	41,960
Adjusted revenues	$13,022	$6,490	$(363)	$(446)	$(19,504)	$(801)

Operating income (loss)	$(272,091)	$(80,847)	$(78,275)	$(25,234)	$74,683	$(381,764)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	41,523	437	—	41,960
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	47,141	—	—	—	(47,141)	—
Goodwill impairment	220,212	86,472	—	—	—	306,684
Loss on arbitration	—	—	—	—	—	—
Share-based compensation expense	—	—	—	8,503	—	8,503
Legal and professional fees(1)	—	—	—	3,447	—	3,447
Adjusted operating income (loss)	$(4,738)	$5,625	$(36,752)	$(12,847)	$27,542	$(21,170)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations and employee matters.

(in thousands)	Six Months Ended September 30, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$22,827	$10,768	$18,965	$(734)	$(33,219)	$18,607
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	531	7	—	538
Adjusted revenues	$22,827	$10,768	$19,496	$(727)	$(33,219)	$19,145

Operating income (loss)	$2,391	$5,616	$(61,178)	$27,665	$56,129	$30,623
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	531	7	—	538
Intersegment provision for credit losses on collateral comprised of interests in the GWG Down Trust	5	—	—	—	(5)	—
Goodwill impairment	—	3,427	—	265	—	3,692
Release of loss contingency related to arbitration award	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	4,358	—	4,358
Legal and professional fees(1)	—	—	—	4,425	—	4,425
Adjusted operating income (loss)	$2,396	$9,043	$(60,647)	$(18,253)	$56,124	$(11,337)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Six Months Ended September 30, 2023
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$25,028	$13,065	$(43,182)	$(2,337)	$(38,078)	$(45,504)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	44,367	1,159	—	45,526
Adjusted revenues	$25,028	$13,065	$1,185	$(1,178)	$(38,078)	$22

Operating income (loss)	$(1,175,119)	$(270,844)	$(116,687)	$(74,313)	$99,229	$(1,537,734)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	44,367	1,159	—	45,526
Intersegment provision for loan losses on collateral comprised of interests in the GWG Wind Down Trust	39,610	—	—	—	(39,610)	—
Goodwill impairment	1,121,212	281,777	—	—	—	1,402,989
Loss on arbitration	—	—	—	—	—	—
Share-based compensation expense	—	—	—	35,504	—	35,504
Legal and professional fees(1)	—	—	—	8,025	—	8,025
Adjusted operating income (loss)	$(14,297)	$10,933	$(72,320)	$(29,625)	$59,619	$(45,690)
(1) Includes legal and professional fees related to GWG Holdings bankruptcy, lawsuits, public relations, and employee matters.

Operating Expenses Non GAAP Reconciliation	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Six Months Ended September 30, 2024	Six Months Ended September 30, 2023
Operating expenses	$22,276	$339,003	$(12,016)	$1,492,230
Plus: Release of loss contingency related to arbitration award	—	—	54,973	—
Less: Goodwill impairment	(298)	(306,684)	(3,692)	(1,402,989)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award	$21,978	$32,319	$39,265	$89,241

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. These non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, Beneficient Company Holdings, L.P.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, a defunct product offering, and certain employee matters, including fees & loss contingency accruals (releases) incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, Beneficient Company Holdings, L.P.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.